Exhibit 1.1

UNDERWRITING AGREEMENT

May 21, 2013

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

As Representative of the several Underwriters

Ladies and Gentlemen:

Introductory.  International Lease Finance Corporation, a California corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $550,000,000 principal amount of its Floating Rate Senior Notes due 2016 (the “Securities”).  The Securities will be issued pursuant to an Indenture dated as of August 1, 2006 (the “Base Indenture”) among the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of August 20, 2010, the second supplemental indenture dated as of December 7, 2010, the third supplemental indenture dated as of May 24, 2011, the fourth supplemental indenture dated as of December 22, 2011, the fifth supplemental indenture dated as of March 19, 2012, the sixth supplemental indenture dated as of August 21, 2012, the seventh supplemental indenture dated as of March 11, 2013 and the eighth supplemental indenture to be entered into on or prior to the Closing Date (the “Supplemental Indentures” and together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

SECTION 1.                     Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-182790), including a prospectus, relating to the Securities.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness as supplemented by any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities

Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Time of Sale (as defined below), the following information shall have been prepared (collectively, the “Time of Sale Information”):  a Preliminary Prospectus dated May 21, 2013, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.  “Time of Sale” means 12:20 p.m. (Eastern time) on May 21, 2013.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 2.                     Representations and Warranties.  The Company represents and warrants to each Underwriter that:

(a)                               Preliminary Prospectus.  No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through the Representative expressly for use in the Preliminary Prospectus.

(b)                              Time of Sale Information.  The Time of Sale Information at the Time of Sale did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through the Representative expressly for use in such Time of Sale Information.

(c)                               Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters and their agents and representatives) has not used, authorized, approved or distributed and will not use, authorize, approve or distribute any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) or (b) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary

Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting Time of Sale Information and (v) any electronic road show or other written communications, in each case approved by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information, such Issuer Free Writing Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)                             Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement complied and will comply in all material respects with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)                               Incorporated Documents.  The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Each such incorporated document, when taken together with the Time of Sale Information, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(g)                              Authorization of the Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will be in the form contemplated by the Indenture and will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h)                              Authorization of the Indenture.  The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee in accordance with its terms, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)                                  Description of the Securities and the Indenture.  The Securities and the Indenture will conform in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j)                                  No Material Adverse Change.  Since the date of the most recent balance sheet of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries have not incurred any liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any transaction or agreement not in the ordinary course of business, in each case, that would be considered material to the Company and its subsidiaries taken as a whole; and (iii) other than any dividends payable pursuant to the terms of the Company’s Market Auction Preferred Stock, Series A and B, there has been no dividend or distribution of any kind declared, paid or made on any class of capital stock by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries and there has been no repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k)                              Independent Accountants.  PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by PricewaterhouseCoopers LLP to the Company have been approved by the Board of Directors of the Company.

(l)                                  Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Time of Sale Information and the Prospectus under the caption “Summary—Summary Historical Financial and Other Data” is consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Information and the Prospectus.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m)                          Incorporation and Good Standing of the Company and Its Subsidiaries.  Each of the Company and its subsidiaries (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and (ii) has corporate, partnership, limited liability company or trust, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, except, in the case of clause (ii) above, in each case for any failure that would not, individually or in the aggregate result in a Material

Adverse Change.  The Company has the corporate power and authority to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture.  Each of the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership, limited liability company or trust, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable.

(n)                              Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and the Indenture, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Information and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, for any violations that would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Information and the Prospectus, except such as have been obtained or made and are in full force and effect or will be obtained or made and will be in full force and effect by the Closing Date by or on behalf of the Company.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to any date currently scheduled therefor.

(o)                              No Material Actions or Proceedings.  Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s executive officers’ knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries which, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s executive officers’ knowledge, is threatened or imminent.

(p)                              All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(q)                              Title to Properties.  Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(l) hereof (or elsewhere in the Registration Statement, the Time of Sale Information and the Prospectus) that are material to the Company and its subsidiaries taken as a whole, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary that are material to the Company and its subsidiaries taken as a whole are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(r)                                 Tax Law Compliance.  Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its consolidated subsidiaries have filed (or has had filed) all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid (or has had paid) all taxes shown to be due on such returns by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change.  The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 2(l) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change.

(s)                                Company Not an “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder.  The Company is not, and after giving effect to the offering and sale of the Securities as described in the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” under the Investment Company Act.

(t)                                 Insurance.  Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are consistent with past practice and that the Company reasonably deems adequate for its business.

(u)                              No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v)                              Compliance with Sarbanes-Oxley.  The Company is in compliance in all respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder that is applicable to it) applicable to the Company.

(w)                          Company’s Accounting System.  The Company and its subsidiaries maintain internal control over financial reporting that is in compliance with all provisions of the Sarbanes-Oxley Act that are applicable to the Company and is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)                              Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Board of Directors of the Company have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y)                              Regulations T, U, X.  Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(z)                               Statistical and Market Related Data.  Any statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is based on or derived from sources that the Company believes to be reliable in all material respects.

(aa)                        No Personal Loans.  Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of their respective family members.

(bb)                      No Unlawful Contributions or Other Payments.  Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the executive officers of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the executive officers of the Company, the Company’s controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc)                        No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the applicable rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the executive officers of the Company, threatened.

(dd)                    Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the executive officers of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)                        Status Under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation or warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 3.                 Purchase, Sale and Delivery of the Securities.

(a)                               The Securities.  The Company agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite an Underwriter’s name in Schedule 1 hereto at a price equal to 99.500% of the principal amount thereof plus accrued interest, if any, from May 24, 2013 to the Closing Date (as defined below), and, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b)                              The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information.

(c)                               The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(d)                             Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, May 24, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(e)                               Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (the “Depositary”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

SECTION 4.                     Additional Covenants.  The Company further covenants and agrees with each Underwriter as follows:

(a)                               Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City within two business days after the date of this Agreement in such quantities as the Representative may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                              Delivery of Copies.  The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer; provided that the Prospectus Delivery Period will end no later than 90 days after the date of this Agreement.

(c)                               Amendments or Supplements; Issuer Free Writing Prospectuses.  Before using, authorizing, approving or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative for review and will not use, authorize, approve or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)                             Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than a report of statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act); (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the Registration Statement; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or, to the Company’s knowledge, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as practicable the withdrawal thereof.

(e)                               Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters and prepare and file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendment or supplement to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.  Except as otherwise required by this Agreement, the Company will not be obligated to update the Prospectus or Time of Sale Information.  Such updating may be done by means of filing of one or more documents under the Exchange Act that are incorporated by reference in the Prospectus or Time of Sale Information.

(f)                                Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters and prepare and file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.  Except as otherwise required by this Agreement, the Company will not be obligated to update the Prospectus or Time of Sale Information.  Such updating may be done by means of filing of one or more documents under the Exchange Act that are incorporated by reference in the Prospectus or Time of Sale Information.

(g)                              Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(h)                              Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus.

(i)                                  The Depositary.  The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(j)                                  Agreement Not To Offer or Sell Additional Securities.  During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of in a capital markets transaction any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(k)                              Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 of the Securities Act) of the Registration Statement.

(l)                                  No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)                          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

The Representative on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 5.                     Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                               It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by an underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 of the Securities Act, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 2(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by an underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

(b)                              It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

SECTION 6.                     Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Indenture and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters (provided that the Company’s liability for any attorneys’ fees and expenses of the Underwriters under this clause (v) shall be capped at $15,000) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions as agreed by the Representative and the Company (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Preliminary Prospectus, Time of Sale Information or the Prospectus), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Securities, and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement.  Except as provided in this Section 6 and Sections 8, 9 and 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 7.                     Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the

Company set forth in Section 2 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, in all respects (in the case of any covenant or other obligation hereunder containing a materiality qualification) or in all material respects (in the case of any covenant or other obligation hereunder that does not contain a materiality qualification), and to each of the following additional conditions:

(a)                               Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                              Accountants’ Comfort Letter.  On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, covering the financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus and other customary matters.  In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered on the date hereof, except that procedures shall be brought down to a date no more than five days prior to the Closing Date.

(c)                               No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)               in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(d)                             Opinion of Counsel for the Company.  On the Closing Date the Underwriters shall have received an opinion of O’Melveny & Myers LLP, counsel for the Company, dated as of such Closing Date, in a form reasonably acceptable to the Underwriters.

(e)                               Opinion of Counsel for the Underwriters.  On the Closing Date the Underwriters shall have received an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(f)                                Officers’ Certificate.  On the Closing Date the Underwriters shall have received a written certificate executed by (x) the Chief Executive Officer or President of the Company and (y) the Chief Financial Officer or Treasurer of the Company, dated as of the Closing Date, to the effect set forth in Sections 7(a) (except for the last clause of Section 7(a)) and 7(c)(ii) hereof, and further to the effect that:

(iii)       for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(iv)       the representations and warranties of the Company set forth in Section 2 hereof were true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) as of the date hereof and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(v)           the Company has complied in all respects (in the case of any agreement or condition hereunder containing a materiality qualification) or in all material respects (in the case of any agreement or condition hereunder that does not contain a materiality qualification) with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)                              Additional Documents.  On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6, 8, 9 and 10 hereof shall at all times be effective and shall survive such termination.

SECTION 8.                     Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 7 or 11(i), (iv) or (v) hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 9.                     Indemnification.

(a)                               Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which an Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by an Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying (in accordance with the terms hereof) any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                              Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of an Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative expressly for use therein; and to reimburse the Company and each such director, officer or controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters through the Representative have furnished to the Company expressly for use in the Registration Statement, Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information are the statements set forth in the third paragraph (except for the last sentence in the third paragraph), the second sentence of the fourth paragraph, the sixth paragraph and the fourteenth paragraph under the caption “Underwriting.”  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                               Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 except to the extent that it has been prejudiced by such failure (through the forfeiture of substantive rights or defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 9.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action with counsel reasonably satisfactory to such indemnified party, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each applicable jurisdiction)), approved by the indemnifying party (the Representative in the case of Sections 9(b) and 10 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                             Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its prior written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its prior written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 10.             Contribution.  If the indemnification provided for in Section 9 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Underwriters bear to the aggregate initial offering price of the Securities.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the aggregate discount received by an Underwriter in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule 1.  For purposes of this Section 10, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as an Underwriter, and each director, officer and employee of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 11.             Termination of This Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time:  (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in this Agreement, the Time of Sale Information or the Prospectus, or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 6 and 8 hereof, (ii) any Underwriter to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

SECTION 12.             Defaulting Underwriter.  If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 6, 8, 9 and 10 hereof shall at all times be effective and shall survive such termination.  In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Prospectus Supplement or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 12.  Any action taken under this

Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of an Underwriter under this Agreement.

SECTION 13.   No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any other obligation to the Company except the obligations expressly set forth in this Agreement in each case with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether an Underwriter has advised or is currently advising the Company on other matters); (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 14.             Representations and Indemnities To Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 15.             Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Attention: Registration Department

with a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Facsimile:	212-269-5420
Attention:	James J. Clark
William J. Miller

If to the Company:

International Lease Finance Corporation
10250 Constellation Blvd., Suite 3400
Los Angeles, CA
Facsimile:	310-557-4570
Attention:	Fred S. Cromer
Pamela S. Hendry

with a copy to:

O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071
Facsimile:	213-430-6407
Attention:	John-Paul Motley

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 16.             Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 9 and 10 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

SECTION 17.             Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18.             Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED

IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a)                               Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 19.             General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by the Company (if the condition is meant to benefit the Company) or the Representative on behalf of the Underwriters (if the condition is meant to benefit the Underwriters).  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 20.             Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Senior Vice President, Treasurer and Assistant Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

GOLDMAN, SACHS & CO.

Acting on behalf of itself
and as the Representative of
the several Underwriters

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

SCHEDULE 1

Underwriters	Aggregate Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$55,000,000
Deutsche Bank Securities Inc.	55,000,000
UBS Securities LLC	55,000,000
Barclays Capital Inc.	55,000,000
Citigroup Global Markets Inc.	55,000,000
Credit Suisse Securities (USA) LLC	55,000,000
J.P. Morgan Securities LLC	55,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	55,000,000
Morgan Stanley & Co. LLC	55,000,000
RBC Capital Markets, LLC	55,000,000
Total	$550,000,000

ANNEX A

Time of Sale Information

Pricing Term Sheet

Annex A-1

ANNEX B

Form of Pricing Term Sheet

[See attached]

Annex B-1

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated

May 21, 2013 and the Prospectus dated July 20, 2012

Registration No. 333-182790

May 21, 2013

PRICING SUPPLEMENT

International Lease Finance Corporation

May 21, 2013

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement dated May 21, 2013 (the “Preliminary Prospectus Supplement”).  The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.  Capitalized terms used in this Pricing Supplement but not defined herein have the meanings given to them in the Preliminary Prospectus Supplement.

Terms Applicable to the Floating Rate Senior Notes due 2016

Issuer:	International Lease Finance Corporation (the “Company”)

Title of Securities:	Floating Rate Senior Notes due 2016

Aggregate Principal Amount:	$550,000,000

Gross Proceeds to Company:	$550,000,000

Net Proceeds to Company (after underwriting discounts but before expenses):	$547,250,000

Final Maturity Date:	June 15, 2016

Coupon:	3-month U.S. dollar LIBOR + 1.95%

LIBOR for First Interest Period:	3-month U.S. dollar LIBOR, as determined on May 22, 2013

Price to Investors:	100.000% plus accrued interest, if any, from May 24, 2013

Record Dates:	March 1, June 1, September 1 and December 1 of each year

Interest Payment Dates:	March 15, June 15, September 15 and December 15 of each year

First Interest Payment Date:	September 15, 2013

CUSIP/ISIN Numbers:	CUSIP: 459745GR0 ISIN: US459745GR01

Use of Proceeds:	The Company will use the net proceeds from this offering for general corporate purposes, including the repayment of existing indebtedness and the purchase of aircraft.

Underwriters:

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

UBS Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Trade Date:	May 21, 2013

Settlement Date:	May 24, 2013 (T+ 3)

Distribution:	SEC Registered (Registration No. 333-182790)

Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein.

The Company has filed a registration statement (including the Preliminary Prospectus Supplement and related Prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and related Prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain a copy of these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company or any underwriter participating in the offering will arrange to send you the Preliminary Prospectus Supplement and Base Prospectus if you request it.

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